UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

KKR Financial Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32542	20-1426618
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620
(Registrant’s telephone number, including area code)

Four Embarcadero Center, Suite 2050
San Francisco, CA 94111
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On September 15, 2006 we amended and restated our secured revolving credit facility that had been entered into in June 2006.  The parties to the credit facility, as amended, include the Company, the Company’s subsidiaries KKR TRS Holdings, Inc. and KKR TRS Holdings, Ltd., the lenders parties thereto and Bank of America, N.A., as administrative agent and swingline lender.  The lenders under the credit facility include Bank of America, N.A., Citibank, J.P. Morgan Chase Bank, N.A., Bank of Nova Scotia, Credit Suisse First Boston, Goldman Sachs Mortgage Company, Royal Bank of Canada, Commerzbank Aktiengesellschaft, Fortis Capital Corp., Mizuho Corporate Bank, Ltd., Morgan Stanley, Wachovia Bank, National Association, and Sumitomo Mitsui Banking.

The amendments increase the size of the credit facility from $375 million to $800 million.  We have the ability to further increase the size of the credit facility to $900 million so long as no default or event of default (as defined in the credit facility) has occurred and subject to the addition of new lenders, increases in the commitments of existing lenders, or a combination thereof.  Consistent with the original terms of the credit facility, the amended and restated credit facility matures in June 2009 and consists of two tranches, designated as tranche A and tranche B.  Outstanding borrowings under the credit facility bear interest at either (a) an interest rate per annum equal to the LIBOR rate for the applicable interest period plus 0.50% for borrowings under tranche A of the facility and 0.75% for borrowings under tranche B of the facility or (b) an alternate base rate per annum equal to the greater of (i) the prime rate in effect on such day and (ii) the federal funds rate in effect on such day plus 0.50%.  As of September 14, 2006 the Company had $251,162,531 of borrowings outstanding under this facility.  A copy of this agreement is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit 99.1                                Amended and Restated Credit Agreement dated as of September 15, 2006 among KKR Financial Corp., KKR TRS Holdings, Inc. and KKR TRS Holdings, Ltd., as the Borrowers, Bank of America, N.A., as Administrative Agent and Swingline Lender, and The Other Lender Party Thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Corp.
(Registrant)
Date: September 18, 2006		/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
	By:	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1

Amended and Restated Credit Agreement dated as of September 15, 2006 among KKR Financial Corp., KKR TRS Holdings, Inc. and KKR TRS Holdings, Ltd., as the Borrowers, Bank of America, N.A., as Administrative Agent and Swingline Lender, and The Other Lender Party Thereto.